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                                                                    Exhibit 4.1


                          NEUROCRINE BIOSCIENCES, INC.

                        AMENDED 1992 INCENTIVE STOCK PLAN
                            (as amended May 27, 1997
                                and May 27, 1998)

        1 Purpose of the Plan. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the employees of Neurocrine Biosciences, Inc. (the "Company") and to promote the success of the Company's business.

        Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Stock Purchase Rights.

        2 Definitions.

            2.1 "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

            2.3 "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

            2.4 "Common Stock" shall mean the Common Stock of the Company.

            2.5 "Company" shall mean Neurocrine Biosciences, Inc.

            2.6 "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not.

            2.7 "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            2.8 "Employee" shall mean any persons, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.





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            2.9 "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            2.10 "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

            2.11 "Option" shall mean a stock option granted pursuant to the Plan.

            2.12 "Optioned Stock" shall mean the Common Stock subject to an Option or Stock Purchase Right.

            2.13 "Optionee" shall mean an Employee or Consultant who receives an Option.

            2.14 "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            2.15 "Plan" shall mean this 1992 Incentive Stock Plan.

            2.16 "Purchaser" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

            2.17 "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

            2.18 "Stock Purchase Right" shall mean a right to purchase Common Stock pursuant to the Plan or the right to receive a bonus of Common Stock for past services.

            2.19 "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3 Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares under the Plan is 4,700,000 shares of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.



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        4 Administration of the Plan.

            4.1 Procedure.

                (a) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.

                (b) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                (c) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                (d) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy applicable laws.

            4.2 Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options or Stock Purchase Rights, to be granted, which exercise price shall be determined in accordance with Section 7 of the Plan;
(iv) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option and Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend any provisions (including provisions relating to exercise price) of any Option or Stock Purchase Right;
(viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Board; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
(xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.



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            4.3 Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.

        5 Eligibility.

            5.1 Options and Stock Purchase Rights may be granted to Employees and Consultants, provided that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if such Employee or Consultant is otherwise eligible, be granted additional Option(s) or Stock Purchase Right(s).

            5.2 Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

            5.3 For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            5.4 The Plan shall not confer upon any Optionee or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting services to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or services at any time, with or without cause.

            5.5 The following limitations shall apply to grants of Options to
Employees:

                (a) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares.

                (b) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

                (c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

                (d) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option shall be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, such reduction will be treated as a cancellation of the Option and the grant of a new Option.



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        6 Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

        7 Exercise Price and Consideration.

            7.1 The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board, but shall be subject to the following:

                (a) In the case of an Incentive Stock Option;

                    i. granted to an Employee who, at the time of grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                    ii. granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                (b) In the case of a Nonstatutory Stock Option or a Stock Purchase Right, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (c) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            For purposes of this Section 7(a), in the event that an Option or Stock Purchase Right is amended to reduce the exercise price, the date of grant of such Option or Stock Purchase Right shall thereafter be considered to be the date of such amendment.

            7.2 The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or Stock Purchase Right, as reported in the Wall Street Journal.



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            7.3 The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Board (and in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

        8 Options.

            8.1 Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

            8.2 Exercise of Option.

                (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan, but in no case at a rate of less than 20% per year over five (5) years from the date the Option is granted.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7 of, the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Sock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive



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Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within such period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option not exceeding three (3) months and in the case of Nonstatutory Stock Option not exceeding six (6) months after the date of termination, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option, exercise the Option to the extent that such Employee or Consultant was entitled to exercise it at the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of such termination, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.

                (c) Disability of Optionee. Notwithstanding the provisions of
Section 8(b)(ii) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of such Employee's or Consultant's total and permanent disability (as defined in Section 22(e)(3) of the Code), such Employee or Consultant may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as in determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent such Employee or Consultant was entitled to exercise it at the date of such termination. To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of termination, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.

                (d) Death of Optionee. In the event of the death of an Optionee:

                    i. during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise would have accrued had the





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Optionee continued living and remained in Continuous Status as an Employee or
Consultant six (6) months (or such other period of time as in determined by the Board at the time of grant of the Option) after the date of death; or

                    ii. within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Board at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        9 Stock Purchase Rights.

            9.1 Rights to Purchase. After the Board of Directors determines that it will offer an Employee or Consultant a Stock Purchase Right, it shall deliver to the offeree a stock purchase agreement or stock bonus agreement, as the case may be, setting forth the terms, conditions and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed six (6) months from the date upon which the Board of Directors or its Committee made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a stock purchase agreement or stock bonus agreement in the from determined by the Board of Directors.

            9.2 Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

            9.3 Repurchase Option. Unless the Board determines otherwise, the stock purchase agreement or stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). If the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such rate as the Board may determine.

            9.4 Other Provisions. The stock purchase agreement or stock bonus agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

        10 Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated,




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transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

        11 Adjustments upon Changes in Capitalization or Merger.

            11.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

            11.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee or Purchaser at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right shall terminate immediately prior to the consummation of such proposed action.

                (a) Merger or Asset Sale. In the event of a merger, sale of all or substantially all of the assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting securities of the Company ("Change in Control"), approved by the majority of the members of the Board on the Board prior to the commencement of such Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided however, in the event that within one year of the date of the completion of the Change in Control, the successor corporation or a Parent or Subsidiary of the successor corporation terminates the employment of an Optionee without Cause (as defined below), such Optionee shall fully vest in and have the right to exercise the options assumed or substituted for the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the




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Administrator shall notify the Optionee in writing or electronically that the
Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change of Control, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. For purposes of this paragraph, termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by employee which was performed in bad faith and to the material detriment of the successor corporation or its Parent or Subsidiary; (b) employee willfully and habitually neglects the duties of employment; or (c) employee is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, the successor corporation or its Parent or Subsidiary shall provide written notice to the employee describing the nature of such event and the employee shall thereafter have five (5) business days to cure such event.

        In the event of a Change in Control which is not approved by the majority of the members of the Board on the Board prior to the commencement of a Change in Control, each Optionee shall fully vest in and have the right to exercise all outstanding Options as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable.

        12 Date of Granting Options. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board makes the determination granting such Option or stock Purchase Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

        13 Amendment and Termination of the Plan.

            13.1 Amendment and Termination. The Administrator may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other Applicable Laws or regulation, the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.



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            13.2 Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted, and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

        14 Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Rights unless the exercise of such Option or Stock Purchase Rights and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        15 Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        16 Option, Stock Purchase and Stock Bonus Agreements. Options shall be evidenced by written option agreements in such form as the Board shall approve. Upon the exercise of Stock Purchase Rights, the Purchaser shall sign a stock purchase agreement or stock bonus agreement in such form as the Board shall approve.

        17 Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.

        18 Information to Optionees and Purchasers. The Company shall provide to each Optionee and Purchaser, during the period for which such Optionee or Purchaser has one or more Options to Stock Purchase Rights outstanding, a balance sheet and an income statement at least annually. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure there access to equivalent information.




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                          NEUROCRINE BIOSCIENCES, INC.

                             STOCK OPTION AGREEMENT


        Unless otherwise defined herein, the terms defined in the Amended 1992 Incentive Stock Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

I.      NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

        Grant Number       _______________________________________

        Date of Grant      _______________________________________

        Vesting Commencement Date        _________________________

        Exercise Price per Share         $________________________

        Total Number of Shares Granted   _________________________

        Total Exercise Price             $________________________

        Type of Option:             ___  Incentive Stock Option

                                    ___  Nonstatutory Stock Option

        Term/Expiration Date:            ________________________


     Vesting Schedule:

        This Option may be exercised, in whole or in part, in accordance with the following schedule:

        [25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be an Employee or Consultant on such dates].




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

        Termination Period:

        This Option may be exercised for thirty (30) days (or such other period of time not exceeding six (6) months, as is determined by the Board) after Optionee's Continuous Status as an Employee or Consultant terminates. Upon the death or Disability of the Optionee, this Option may be exercised for six (6) months after Optionee's Continuous Status as an Employee or Consultant. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.     AGREEMENT

        1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 13(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

        If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

        2. Exercise of Option.

                (a)Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

                (b)Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the President, the Chief Financial Officer or Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

        No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.



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

        3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                (a)cash; or

                (b)check; or

                (c)consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

                (d)surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares;

        4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

        6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

        7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's exercise of this Option or disposition of the Shares. Optionee represents that the Company has advised Optionee to consult with a tax consultant of Optionee's choosing in connection with the exercise of this Option or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR



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

IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                           NEUROCRINE BIOSCIENCES, INC.



                                    ----------------------------------------
Signature                           By


                                    ----------------------------------------
Print Name                          Title


Residence Address





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

                                CONSENT OF SPOUSE

        The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                    ----------------------------------------
                                    Spouse of Optionee





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

                                    EXHIBIT A

                          NEUROCRINE BIOSCIENCES, INC.

                        AMENDED 1992 INCENTIVE STOCK PLAN

                                 EXERCISE NOTICE


Neurocrine Biosciences, Inc.
3050 Science Park Road
San Diego, CA  92121

Attention:  Secretary

        1. Exercise of Option. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Neurocrine Biosciences, Inc. (the "Company") under and pursuant to the Amended 1992 Incentive Stock Plan (the "Plan") and the Stock Option Agreement dated , 19___ (the "Option Agreement"). The purchase price for the Shares shall be $ , as required by the Option Agreement.

        2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Plan.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that the Company has advised Purchaser to consult with a tax consultant of Purchaser's choosing in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be



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

modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.


Submitted by:                       Accepted by:

PURCHASER:                          NEUROCRINE BIOSCIENCES, INC.



                                    ----------------------------------------
Signature                           By


                                    ----------------------------------------
Print Name                          Its


Address:                            Address:

                                    Neurocrine Biosciences, Inc.
                                    3050 Science Park Road
                                    San Diego, CA  92121


                                    ----------------------------------------
                                    Date Received



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